Winthrop Realty Trust
Supplemental Operating and Financial Data
For the Period Ended December 31, 2014

Winthrop Realty Trust
Comparison of 2014 Realized Sales Proceeds to December 31, 2013 Net Asset Value

	December 31, 2013 Reported NAV Range			Sales Costs Adjustment [1]	December 31, 2013 Modified NAV Range			Date Sold/Repaid	Actual Proceeds After Sales Costs [3]
Loans sold/repaid
Hotel Wales - Whole Loan	$6,000	to	$6,000	$-	$6,000	to	$6,000	7-Feb-14	$6,002
San Marbeya - Whole Loan	13,810	to	13,810	-	13,810	to	13,810	7-Feb-14	13,726
500-512 Seventh Ave - B Note	10,373	to	10,373	-	10,373	to	10,373	7-Feb-14	10,344
Wellington Tower - Mezzanine Loan	3,102	to	3,102	-	3,102	to	3,102	7-Feb-14	3,102
Legacy Orchard - Corporate Loan	9,750	to	9,750	-	9,750	to	9,750	11-Feb-14	9,790
Queensridge - Whole Loan	4,600	to	4,600	-	4,600	to	4,600	31-Mar-14	4,695
The Shops at Wailea - B Note	7,644	to	7,644	-	7,644	to	7,644	7-Aug-14	7,556
Stamford - Mezzanine	9,415	to	9,415	-	9,415	to	9,415	6-Aug-14	9,450
Pinnacle - B Note	5,108	to	5,108	-	5,108	to	5,108	22-Oct-14	4,970
Playa Vista - Mezzanine Loan	12,823	to	14,323	-	12,823	to	14,323	9-Dec-14	19,959	[4	]

Operating Properties Sold
Newbury Apartments - Meriden CT	5,600	to	5,600	(766)	4,834	to	4,834	26-Feb-14	5,734
River City - Chicago, IL	5,493	to	5,493	-	5,493	to	5,493	5-Mar-14	5,800
High Point - Hillside, IL	-	to	-	-	-	to	-	5-Mar-14	-
1701 E. Woodfield - Shaumburg, IL	1	to	301	-	1	to	301	5-Mar-14	150
Enterprise - Westchester, IL	-	to	45	-	-	to	45	5-Mar-14	50
Crossroads I and II - Englewood, CO	30,175	to	30,175	(466)	29,709	to	29,709	1-May-14	30,634
Amherst - Amherst, NY	24,027	to	25,743	(712)	23,315	to	25,031	25-Jun-14	23,788
Fenway Wateridge - San Diego, CA	350	to	840	-	350	to	840	6-Aug-14	2,383
223 West Jackson - Chicago, IL	5,804	to	6,001	-	5,804	to	6,001	8-Sep-14	5,769
5400 Westheimer - Houston, TX	7,616	to	11,402	-	7,616	to	11,402	15-Oct-14	10,750
Waterford Apartments - Memphis, TN	15,787	to	16,992	(344)	15,443	to	16,648	16-Oct-14	15,516
Kroger -Atlanta, GA	1,992	to	2,158	(112)	1,880	to	2,046	20-Oct-14	1,464
Kroger - Greensboro, NC	2,444	to	2,750	(42)	2,402	to	2,708	20-Oct-14	1,708
San Pedro - San Pedro, CA [2]	20,290	to	20,290	(481)	19,809	to	19,809	24-Oct-14	23,319	[2	]
South Burlington, VT	1,991	to	2,305	(147)	1,844	to	2,158	23-Dec-14	2,552
Kroger - Louisville, KY	1,945	to	2,140	(180)	1,765	to	1,960	25-Nov-14	2,320
1515 Market Street - Philadelphia, PA	27,807	to	32,980	(3,433)	24,374	to	29,547	2-Dec-14	40,304
Sealy Joint Venture - Northwest Atlanta	2,546	to	3,215	-	2,546	to	3,215	23-Dec-14	5,641

Totals Year to Date	$236,493	to	$252,555	$(6,683)	$229,810	to	$245,872		$267,476

Notes
[1]
At December 31, 2013, the Net Asset Value reported did not deduct for any costs estimated to be incurred in connection with a sale of the asset.  In order to present a comparable analysis,management has adjusted the previously reported Net Asset Value to give effect for the actual sales costs incurred.

[2]
The San Pedro property was encumbered by a cross collateralized loan of $150.0 million.  All of the net proceeds were utilized to pay down the $150.0 million mortgage debt.  The asset valuepresented as of December 31, 2013 is the net proceeds before the paydown of the debt.

[3]
Includes sales costs only and does not include prorations for accrued real estate taxes, other liabilities or cash.  Those amounts were reported in the December 31, 2013 supplementseparately under cash and accounts payable.

[4]	At December 31, 2013 the Trust owned a 50% interest in this loan. The remaining 50% interest was purchased in 2014, for $14.0 million, which has been deducted from the actual proceeds

CONSOLIDATED STATEMENT OF NET ASSETS
(Liquidation Basis)
(unaudited, in thousands)

December 31,
2014
ASSETS
Investments in real estate	$557,325
Equity investments	389,921
Cash and cash equivalents	127,583
Restricted cash held in escrows	5,831
Loans receivable	24,005
Secured financing receivable	29,210
Accounts receivable	1,468
Loan securities	918
TOTAL ASSETS	1,136,261

LIABILITIES
Mortgage loans payable	296,954
Senior notes payable	71,265
Liability for non-controlling interests	46,564
Liability for estimated costs in excess of estimated receipts during liquidation	31,253
Dividends payable	82,353
Accounts payable, accrued liabilities and other liabilities	10,794
Related party fees payable	2,374
TOTAL LIABILITIES	541,557

COMMITMENTS AND CONTINGENCIES
Net assets in liquidation	$594,704

WINTHROP REALTY TRUST INVESTOR INFORMATION

TRANSFER AGENT	INVESTOR RELATIONS

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Written Requests:
P.O. Box 43078
Providence, RI 02940
phone: 800.622.6757 (US, Canada and Puerto Rico)
phone: 781.575.4735 (outside US)

Overnight Delivery:
250 Royall Street
Canton, MA 02021

Internet Inquiries :
Investor Centre™ website at www.computershare.com/investor
Carolyn Tiffany, Investor Relations Winthrop Realty Trust P.O. Box 9507 7 Bulfinch Place, Suite 500 Boston, MA 02114-9507 phone: 617.570.4614 fax: 617.570.4746